Exhibit 10.1

CONSENT TO REDUCTION IN SALARY

In light of the COVID-19 pandemic, and its impact on the business, operations and employees of Fox Corporation and its subsidiaries and affiliates (the “Company”), [                    ] (the “Executive”), hereby knowingly and voluntarily consents to a one hundred percent (100%) reduction in Executive’s current base salary, beginning on May 1, 2020 and ending on September 30, 2020.

The Company and Executive acknowledge and agree that the above-described reduction shall not (i) breach or be deemed to breach any provisions of that certain employment agreement between the Company and Executive, dated as of April 26, 2019 (the “Employment Agreement”) or any other agreement between the Company and Executive, (ii) trigger any severance or good reason (or the like) rights under the Employment Agreement or any other agreement, plan or program through the Company that may apply to Executive, and/or (iii) amend or modify the Employment Agreement except as set forth in this consent.

IN WITNESS WHEREOF, the parties hereto have executed this consent as of April [    ], 2020.

EXECUTIVE

By:
Name:

FOX CORPORATION

By:
Name:	Kevin Lord
Title:	Executive Vice President of Human Resources